EXHIBIT 99

275 West Federal Street

Youngstown, Ohio 44503-1203

FOR IMMEDIATE RELEASE

Media Contact:	Investor Contact:
Colleen Scott	Gary M. Small
Vice President of Marketing	President and Chief Executive Officer
Home Savings	United Community Financial Corp.
(330) 742-0638	(330) 742-0472
cscott@homesavings.com

UCFC ANNOUNCES FIRST QUARTER RESULTS

AND DECLARES DIVIDEND

•	Net quarterly income of $3.3 million, or $0.07 per diluted share—ROA of 0.66%

•	Pre-tax, pre-provision income increased $1.8 million, or 34.7% in the first quarter of 2016, compared to the first quarter of 2015

•	Loans increased 16.0% in the first quarter of 2016, compared to the first quarter of 2015

•	Deposits increased 4.3% in the first quarter of 2016, compared to the first quarter of 2015 and 8.6% on an annualized basis, compared to December 31, 2015

•	Dividend of $0.025 per common share declared

•	James & Sons Insurance acquisition completed

YOUNGSTOWN, Ohio (April 19, 2016) – United Community Financial Corp. (Company) (Nasdaq: UCFC), parent company of The Home Savings and Loan Company (Home Savings), announced today that net income for the quarter ended March 31, 2016 totaled $3.3 million, or $0.069 per diluted common share compared to $3.7 million, or $0.074 per diluted common share for the quarter ended March 31, 2015.

Gary M. Small, President and Chief Executive Officer of the Company, commented, “The quarter reflects continued execution against our long-term strategy. We are seeing excellent opportunities, particularly in our commercial and residential mortgage business. We delivered strong loan growth, excellent revenue growth and focused expense management. For the quarter, we saw positive operating leverage with revenue up over 9% while expenses were down 1.7% compared to the first quarter of 2015.”

Balance Sheet Highlights

Total Loans

Total loans, including loans held for sale, increased $195.5 million, or 16.3% to $1.4 billion at March 31, 2016, compared to March 31, 2015, and 12.8% on an annualized basis during the quarter compared to December 31, 2015. Growth of the commercial loan portfolio was the primary driver. Commercial loan production of $73.8 million for the first quarter was approximately double the pace of the first quarter of 2015, while commercial loan balances grew just over 10% for the quarter and over 50% compared to the first quarter of 2015. Unfunded commercial loan commitments grew by 18.1% during the quarter to approximately $122.2 million at March 31, 2016.

Residential loans, including residential loans held for sale, grew at a measured pace, increasing $51.5 million at March 31, 2016 compared to the March 31, 2015. Pipeline levels remain strong; at the end of the first quarter, they were approximately 18% ahead of the same period last year.

Total Deposits

Total deposits increased $59.9 million, or 4.3% to $1.4 billion at March 31, 2016, compared to March 31, 2015, and 8.6% on an annualized basis during the quarter compared to December 31, 2015. The Company continues to see improvement in growing consumer and business deposits with the growth of public funds being a key driver in the first quarter of 2016. Noninterest bearing checking accounts grew $31.3 million, or 15.7% at March 31, 2016, compared to March 31, 2015.

First Quarter Results

Net Interest Income and Margin

Net interest income on a fully taxable equivalent basis was $15.0 million in the first quarter of 2016, up 7.8% from the $13.9 million recorded in the first quarter of 2015. The improvement in net interest income was due to the growth in average net loan balances totaling $179.5 million.

Net interest margin was 3.21% for the first quarter of 2016, an increase from 3.16% reported in the fourth quarter of 2015. This increase was due to realizing the benefit from the prepayment of high-cost debt in the fourth quarter. The Company continues to experience pressure on the yields of earning assets due to a prolonged period on low interest rates.

Provision for Loan Losses

The Company recognized a provision for loan losses expense of $2.2 million in the first quarter of 2016, compared to a recovery of $184,000 in the first quarter of 2015. The elevated provision in the quarter was necessary as a result of loan growth and a charge-off of a long-held commercial real estate loan.

Small continued, “While we did experience an increase in net charge-offs during the quarter, the quality of our portfolio continues to improve as the book is more diversified and the level of criticized assets continue to fall. The chargeoff was not inconsistent with expectations for the year. We see this as an isolated event as credit metrics continue to improve.”

Non-Interest Income

Non-interest income was $4.7 million in the first quarter of 2016 compared to $4.1 million in the first quarter of 2015. Deposit related fees are strong, increasing $261,000 in that time period. Additionally, the benefit of insurance related income from James & Sons Insurance is now being recognized. Partially offsetting these increases was a $274,000 higher valuation allowance recognized on mortgage servicing rights in the current quarter due to the decline of long-term interest rates in the first quarter of 2016.

Non-Interest Expense

Non-interest expense was $12.5 million for the first quarter of 2016, which represented a decrease of $217,000, or 1.7%, from the same quarter last year. Affecting the save was a one-time reduction in supervisory exam fees. The efficiency ratio continues to show improvement from 70.07% in the first quarter of 2015 to 63.90% in the first quarter of 2016.

Equity

Tangible book value per common share at March 31, 2016 improved to $5.27, as compared to $5.14 at December 31, 2015. Much of this improvement was due to changes in accumulated other comprehensive income as the drop in long-term interest rates resulted in a higher valuation of the Company’s securities portfolio. The Company continues its share repurchase program, repurchasing 431,000 shares during the quarter.

Dividend to be Paid

The Board of Directors declared a quarterly cash dividend of $0.025 per common share payable May 13, 2016 to shareholders of record at the close of business May 3, 2016.

Conference Call

United Community Financial Corp. will host an earnings conference call on Wednesday, April 20, 2016, at 10:00 a.m. ET., to provide an overview of the Company’s first quarter 2016 results and highlights. The conference call may be accessed by calling 1-877-272-7661 ten minutes prior to the start time. Please ask to be joined into the United Community Financial Corp. (UCFC) call. Additionally, a live webcast may be accessed from the Company’s website www.irucfconline.com. Click on 1st Quarter 2016 Conference Call on our corporate profile page to join the webcast.

United Community Financial Corp.

Home Savings is a wholly owned subsidiary of the Company and operates retail banking offices and loan production centers in Ohio, western Pennsylvania and West Virginia. Additional information on the Company, Home Savings and James & Sons Insurance may be found on the Company’s web site: www.irucfconline.com.

###

When used in this press release, the words or phrases “believes,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project”, “will have”, “can expect” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company’s market area, and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake, and specifically disclaims any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	March 31, 2016	December 31, 2015
	(Dollars in thousands)
Assets:
Cash and deposits with banks	$22,191	$20,528
Federal funds sold	18,379	15,382

Total cash and cash equivalents	40,570	35,910
Securities:
Available for sale, at fair value	365,369	357,670
Held to maturity (fair value of $108,702 and $109,664, respectively)	107,838	110,699
Loans held for sale, at lower of cost or market	3,391	9,085
Loans held for sale, at fair value	32,607	26,716
Loans, net of allowance for loan losses of $16,903 and $17,712	1,359,146	1,316,192
Federal Home Loan Bank stock, at cost	18,068	18,068
Premises and equipment, net	20,594	20,678
Accrued interest receivable	5,783	5,978
Real estate owned and other repossessed assets	1,846	2,727
Goodwill	1,620	—
Core deposit intangible	17	30
Cash surrender value of life insurance	54,731	54,366
Other assets	24,850	29,870

Total assets	$2,036,430	$1,987,989

Liabilities and Shareholders’ Equity
Liabilities:
Deposits:
Interest bearing	$1,235,783	$1,208,238
Non-interest bearing	230,831	227,505

Total deposits	1,466,614	1,435,743
Borrowed funds:
Federal Home Loan Bank advances
Long-term advances	47,170	46,975
Short-term advances	244,000	232,000

Total Federal Home Loan Bank advances	291,170	278,975
Repurchase agreements and other	529	535

Total borrowed funds	291,699	279,510
Advance payments by borrowers for taxes and insurance	16,247	21,174
Accrued interest payable	110	53
Accrued expenses and other liabilities	9,956	7,264

Total liabilities	1,784,626	1,743,744

Shareholders’ Equity:
Preferred stock-no par value; 1,000,000 shares authorized and no shares outstanding	—	—
Common stock-no par value; 499,000,000 shares authorized; 54,138,910 shares issued and 47,506,526 and 47,517,644 shares, respectively, outstanding	173,037	174,304
Retained earnings	142,616	140,819
Accumulated other comprehensive loss	(12,938)	(19,220)
Treasury stock, at cost, 6,632,384 and 6,621,266 shares, respectively	(50,911)	(51,658)
Total shareholders’ equity	251,804	244,245

Total liabilities and shareholders’ equity	$2,036,430	$1,987,989

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
	(Dollars in thousands, except per share data)
Interest income
Loans	$13,801	$13,612	$12,691
Loans held for sale	332	371	294
Securities:
Available for sale, nontaxable	123	35	—
Available for sale, taxable	1,935	2,002	2,861
Held to maturity, nontaxable	55	51	—
Held to maturity, taxable	577	573	—
Federal Home Loan Bank stock dividends	182	182	182
Other interest earning assets	15	10	6

Total interest income	17,020	16,836	16,034
Interest expense
Deposits	1,612	1,664	1,533
Federal Home Loan Bank advances	530	387	305
Repurchase agreements and other	5	295	316

Total interest expense	2,147	2,346	2,154

Net interest income	14,873	14,490	13,880
Taxable equivalent adjustment	95	45	—

Net interest income (FTE) (1)	14,968	14,535	13,880
Provision (recovery) for loan losses	2,155	893	(184)

Net interest income after provision for loan losses (FTE)	12,813	13,642	14,064

Non-interest income
Non-deposit investment income	300	316	292
Service fees and other charges:
Mortgage servicing fees	698	692	674
Deposit related fees	1,326	1,573	1,065
Mortgage servicing rights valuation	(435)	111	(161)
Mortgage servicing rights amortization	(468)	(445)	(443)
Other service fees	18	19	17
Net gains (losses):
Securities available for sale	153	131	11
Mortgage banking income	1,382	1,538	1,553
Real estate owned and other repossessed assets charges, net	(13)	(134)	(90)
Card fees	881	907	816
Other income	816	743	384

Total non-interest income	4,658	5,451	4,118

Non-interest expense
Salaries and employee benefits	7,088	5,756	7,176
Occupancy	862	744	918
Equipment and data processing	1,835	1,760	1,672
Financial institutions tax	442	317	326
Advertising	127	191	142
Amortization of core deposit intangible	13	13	14
Prepayment penalty	—	1,280	—
FDIC insurance premiums	326	295	326
Other insurance premiums	89	102	84
Professional fees:
Legal and consulting fees	197	338	217
Other professional fees	70	502	376
Real estate owned and other repossessed asset expenses	72	45	141
Other expenses	1,343	1,412	1,289

Total non-interest expenses	12,464	12,755	12,681

Income before income taxes	5,007	6,338	5,501
Taxable equivalent adjustment	95	45	—
Income tax expense (benefit)	1,592	1,965	1,815

Net income	$3,320	$4,328	$3,686

Earnings per common share:
Basic	$0.070	$0.091	$0.075
Diluted	0.069	0.090	0.074

(1)	Net interest income is also presented on a fully taxable equivalent (FTE) basis, the Company believes this non-GAAP measure is the preferred industry measurement for this item.

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED AVERAGE BALANCES

(Unaudited)

	For the three months ended
	March 31, 2016			December 31, 2015			March 31, 2015
	Average	Interest		Average	Interest		Average	Interest
	outstanding	earned/	Yield/	outstanding	earned/	Yield/	outstanding	earned/	Yield/
	balance	paid	rate	balance	paid	rate	balance	paid	rate
	(Dollars in thousands)
Interest earning assets:
Net loans (1)	$1,331,265	$13,802	4.15%	$1,290,238	$13,612	4.22%	$1,151,729	$12,691	4.41%
Loans held for sale	35,359	332	3.76%	39,589	371	3.75%	26,633	294	4.42%
Securities:
Available for sale-taxable	337,226	1,935	2.30%	355,438	2,002	2.25%	498,777	2,861	2.29%
Available for sale-nontaxable (2)	18,134	189	4.17%	5,199	53	4.08%	—	—	—%
Held to maturity-taxable	99,043	577	2.33%	102,172	573	2.24%	—	—	—%
Held to maturity-nontaxable (2)	10,375	83	3.20%	9,401	77	3.28%	—	—	—%
Federal Home Loan Bank stock	18,068	182	4.03%	18,068	182	4.03%	18,068	182	4.03%
Other interest earning assets	18,130	15	0.33%	18,185	10	0.22%	20,362	6	0.12%

Total interest earning assets	1,867,600	17,115	3.67%	1,838,290	16,880	3.67%	1,715,569	16,034	3.74%
Non-interest earning assets	133,988			134,366			132,105

Total assets	$2,001,588			$1,972,656			$1,847,674

Interest bearing liabilities:
Deposits:
Checking accounts	$481,350	266	0.22%	$474,213	262	0.22%	$469,224	230	0.20%
Savings accounts	283,892	41	0.06%	278,748	41	0.06%	278,163	40	0.06%
Certificates of deposit	447,459	1,305	1.17%	456,102	1,361	1.19%	431,690	1,263	1.17%
Federal Home Loan Bank advances
Long-term advances	47,043	289	2.46%	46,847	272	2.32%	46,261	258	2.23%
Short-term advances	236,747	241	0.41%	192,674	114	0.24%	121,978	47	0.15%
Repurchase agreements and other	532	5	3.76%	27,929	295	4.22%	30,555	316	4.14%

Total interest bearing liabilities	$1,497,023	2,147	0.57%	$1,476,513	2,345	0.64%	$1,377,871	2,154	0.63%

Non-interest bearing liabilities
Total noninterest bearing deposits	228,308			219,379			196,049
Other noninterest bearing liabilities	27,111			30,256			27,596

Total noninterest bearing liabilities	255,419			249,635			223,645

Total liabilities	$1,752,442			$1,726,148			$1,601,516
Shareholders’ equity	249,146			246,508			246,158

Total liabilities and equity	$2,001,588			$1,972,656			$1,847,674

Net interest income and interest rate spread		$14,968	3.09%		$14,535	3.04%		$13,880	3.11%

Net interest margin			3.21%			3.16%			3.24%
Average interest earning assets to average interest bearing liabilities			124.75%			124.50%			124.51%

(1)	Nonaccrual loans are included in the average balance at a yield of 0%.
(2)	Yields are on a fully taxable equivalent basis.

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
	(Dollars in thousands, except per share data)
Financial Data
Total assets	$2,036,430	$1,987,989	$1,970,887	$1,922,789	$1,860,620
Total loans, net	1,359,146	1,316,192	1,277,330	1,224,468	1,168,434
Total securities	473,207	468,369	479,817	477,747	492,412
Total deposits	1,466,614	1,435,743	1,410,484	1,439,247	1,406,744
Average interest-bearing deposits	1,212,701	1,209,063	1,219,735	1,218,467	1,179,077
Average noninterest-bearing deposits	228,308	219,379	211,923	209,174	196,049
Total shareholders’ equity	251,804	244,245	243,929	236,462	247,104
Net interest income	14,873	14,490	14,301	13,851	13,880
Net interest income (FTE) (1)	14,968	14,535	14,320	13,857	13,880
Provision (recovery) for loan losses	2,155	893	673	753	(184)
Noninterest income	4,658	5,451	4,873	5,275	4,118
Noninterest expense	12,464	12,755	12,285	12,208	12,681
Income tax expense (benefit)	1,592	1,965	2,073	2,040	1,815
Net income	3,320	4,328	4,143	4,125	3,686

Share Data
Basic earnings per common share	$0.070	$0.091	$0.087	$0.085	$0.075
Diluted earnings per common share	0.069	0.090	0.086	0.084	0.074
Book value per common share	5.30	5.14	5.12	4.95	5.01
Tangible book value per common share	5.27	5.14	5.12	4.95	5.01
Market value per common share	5.87	5.90	5.00	5.35	5.46
Common shares outstanding at end of period	47,507	47,518	47,614	47,763	49,309
Weighted average shares outstanding—basic	47,272	47,356	47,480	48,359	49,022
Weighted average shares outstanding—diluted	47,551	47,636	47,744	48,634	49,295

Key Ratios
Return on average assets (2)	0.66%	0.88%	0.85%	0.88%	0.80%
Return on average equity (3)	5.33%	7.02%	6.87%	6.73%	5.99%
Net interest margin	3.21%	3.16%	3.18%	3.16%	3.24%
Efficiency ratio (4)	63.90%	63.74%	63.54%	63.40%	70.07%
Nonperforming loans to net loans, end of period	1.48%	1.27%	1.20%	1.55%	1.72%
Nonperforming assets to total assets, end of period	1.08%	0.98%	0.95%	1.16%	1.25%
Allowance for loan loss as a percent of loans, end of period	1.23%	1.33%	1.35%	1.36%	1.45%
Delinquent loans to total net loans, end of period	1.52%	1.72%	1.65%	1.45%	1.66%

(1)	Net interest income is presented on a fully taxable equivalent (FTE) basis, the Company believes this non-GAAP measure is the preferred industry measurement for this item
(2)	Net income divided by average total assets
(3)	Net income divided by average total equity
(4)	Excludes penalty on the prepayment of repurchase agreements

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
	(Dollars in thousands)
Loan Portfolio Composition
Commercial loans
Multi-family	$80,581	$80,170	$74,042	$69,485	$63,597
Owner/nonowner occupied commercial real estate	184,279	175,456	167,366	148,025	132,305
Land	8,938	9,301	9,709	10,231	9,437
Construction	49,858	38,812	26,545	16,265	11,030
Commercial and industrial	83,256	66,013	65,004	69,269	54,036

Total	406,912	369,752	342,666	313,275	270,405
Residential mortgage loans
Real estate	741,401	733,685	723,619	709,342	696,387
Construction	38,994	40,898	40,723	34,074	37,293

Total	780,395	774,583	764,342	743,416	733,680
Consumer loans
Consumer	187,323	188,258	186,661	183,696	180,735

Total	187,323	188,258	186,661	183,696	180,735

Total loans	1,374,630	1,332,593	1,293,669	1,240,387	1,184,820
Less:
Allowance for loan losses	16,903	17,712	17,482	16,881	17,221
Deferred loan costs, net	(1,419)	(1,311)	(1,143)	(962)	(835)

Total	15,484	16,401	16,339	15,919	16,386

Total loans, net	1,359,146	1,316,192	1,277,330	1,224,468	1,168,434
Loans held for sale, net	35,998	35,801	38,274	35,102	31,243

Total loans	$1,395,144	$1,351,993	$1,315,604	$1,259,570	$1,199,677

	At or for the quarters ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
	(Dollars in thousands)
Deposit Portfolio Composition
Checking accounts
Interest bearing checking accounts	$194,586	$160,264	$168,025	$179,969	$184,029
Non-interest bearing checking accounts	230,831	227,505	208,598	206,228	199,512

Total checking accounts	425,417	387,769	376,623	386,197	383,541
Savings accounts	288,324	280,889	277,313	282,737	282,643
Money market accounts	312,577	312,125	309,004	313,602	310,983

Total non-time deposits	1,026,318	980,783	962,940	982,536	977,167
Retail certificates of deposit	440,296	454,960	447,544	456,711	429,577

Total certificates of deposit	440,296	454,960	447,544	456,711	429,577

Total deposits	$1,466,614	$1,435,743	$1,410,484	$1,439,247	$1,406,744

Certificates of deposit as a percent of total deposits	30.02%	31.69%	31.73%	31.73%	30.54%

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
	(Dollars in thousands)
Allowance For Loan Losses
Beginning balance	$17,712	$17,482	$16,881	$17,221	$17,687
Provision (recovery)	2,155	893	673	753	(184)
Net chargeoffs	(2,964)	(663)	(72)	(1,093)	(282)

Ending balance	$16,903	$17,712	$17,482	$16,881	$17,221

	At or for the quarters ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
	(Dollars in thousands)
Net (Charge-offs) Recoveries
Commercial loans
Multi-family	$7	$7	$9	$(64)	$13
Owner/nonowner occupied commercial real estate	(2,213)	(67)	(109)	(31)	9
Land	—	(100)	(12)	—	—
Construction	—	21	(88)	(603)	—
Commercial and industrial	(74)	141	137	127	75

Total	(2,280)	2	(63)	(571)	97
Residential mortgage loans
Real estate	(300)	(611)	(17)	(306)	20
Construction	—	—	—	—	—

Total	(300)	(611)	(17)	(306)	20
Consumer loans
Consumer	(384)	(54)	8	(216)	(399)

Total	(384)	(54)	8	(216)	(399)

Total net chargeoffs	$(2,964)	$(663)	$(72)	$(1,093)	$(282)

	At or for the quarters ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
	(Dollars in thousands)
Nonperforming Loans
Commercial loans
Multi-family	$—	$—	$—	$85	$85
Owner/nonowner occupied commercial real estate	7,557	3,599	3,694	5,637	5,700
Land	384	384	484	496	531
Construction	—	—	415	415	1,051
Commercial and industrial	4,652	4,016	4,016	4,016	4,016

Total	12,593	7,999	8,609	10,649	11,383
Residential mortgage loans
Real estate	5,312	6,181	4,845	6,475	6,652
Construction	—	—	—	—	—

Total	5,312	6,181	4,845	6,475	6,652
Consumer loans
Consumer	2,200	2,567	1,887	1,887	2,061

Total	2,200	2,567	1,887	1,887	2,061

Total nonperforming loans	$20,105	$16,747	$15,341	$19,011	$20,096

Total Nonperforming Loans and Nonperforming Assets
Past due 90 days and on nonaccrual status	$15,663	$16,279	$14,891	$14,246	$15,357
Past due 90 days and still accruing	—	—	—	—	—

Past due 90 days	15,663	16,279	14,891	14,246	15,357
Past due less than 90 days and on nonaccrual	4,442	468	450	4,765	4,739

Total nonperforming loans	20,105	16,747	15,341	19,011	20,096
Other real estate owned	1,832	2,651	3,262	3,127	2,908
Repossessed assets	14	76	54	234	211

Total nonperforming assets	$21,951	$19,474	$18,657	$22,372	$23,215